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                                                                   EXHIBIT 10.19



                            THIRD AMENDMENT TO LEASE

         This Third Amendment dated as of March 18, 1999, to LEASE AGREEMENT dated as of May 15, 1996 (the "Lease"), as amended by a First Amendment to Hospital Lease dated as of August 15, 1996 and a Second Amendment to Hospital Lease dated as of November 6, 1996, by and between AHP OF UTAH, INC., a Utah corporation, as Landlord (the "Landlord") and PARACELSUS PIONEER VALLEY HOSPITAL, INC., a Utah Corporation, as Tenant (the "Tenant").

                                    RECITALS

         A. Lease requires Tenant, during the period commencing on the Commencement Date and ending on February 28, 1999 to make Tenant's Capital Investment in an aggregate amount equal to at least $3.4 million. As of February 28, 1999 Tenant had invested $2.1 million in Tenant's Capital Investment.

         B. Tenant's fiscal 1999 capital budget of $1.8 million is in excess of the calculated shortfall.

         C. Landlord and Tenant desire hereby to provide for the amendment of the Lease to extend the February 28, 1999 date to December 31, 1999, and to ratify and confirm the Lease as so amended.


                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and agreements, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. DEFINED TERMS. Unless otherwise defined in this amendment, capitalized terms used herein which are defined in the Lease shall have the same meanings as the meanings assigned to such terms in the Lease.

         2. AMENDMENTS TO LEASE. Section 29.2(e) is amended by deleting the date "February 29, 1999" therefrom and substituting "December 31, 1999" therefor.







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         3. MISCELLANEOUS.

            a. This Amendment is an amendment to the Lease, and the Lease as amended (by the First Amendment, the Second Amendment and this Third Amendment to Lease), is hereby ratified, approved and confirmed by Landlord and Tenant in each and every respect. All references to the Lease in any other agreement, document, instrument or writing shall hereafter be deemed to refer to the Lease as amended hereby.

            b. Captions used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

            c. This Amendment shall be binding upon Landlord and Tenant, and their respective successors and permitted assigns, and shall inure to the benefit of Landlord and Tenant, and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                    AHP OF UTAH, INC.,
                                    a Utah corporation

                                    By:     /s/ KAY L. HIDE
                                        ---------------------------------------
                                            Kay L. Hide
                                            Vice President

                                    Paracelsus Pioneer Valley Hospital, Inc.
                                    a Utah Corporation

                                    By:     /s/ DEBORAH H. FRANKOVICH
                                        ---------------------------------------
                                    Name:        DEBORAH H. FRANKOVICH
                                          -------------------------------------
                                    Title:       VP/TREASURER
                                           ------------------------------------






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